As filed with the Securities and Exchange Commission on November 18, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1366046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

(661) 824-6690

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Whitesides

President and Chief Executive Officer

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

(661) 824-6690

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill

Shayne Kennedy

Drew Capurro

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, $0.0001 par value per share, underlying warrants	30,999,976	$11.50	$356,499,724	$46,274

(1)

Includes 30,999,976 shares of common stock issuable upon the exercise of 30,999,976 issued and outstanding warrants to purchase the registrant’s common stock (including those warrants that underlie 1,785,687 issued and outstanding units, which each represent one share of common stock and one-third of one warrant). In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 18, 2019.

PROSPECTUS

Virgin Galactic Holdings, Inc.

30,999,976 Shares of Common Stock Underlying Warrants

Virgin Galactic Holdings, Inc. may issue up to 30,999,976 shares of common stock, par value $0.0001 per share (“common stock”), issuable upon the exercise of 30,999,976 issued and outstanding warrants to purchase our common stock at an exercise price of $11.50 per share (the “warrants”) that were initially issued in connection with our initial public offering and a concurrent private placement.

We will not receive any proceeds from the sale of shares of by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.

On October 25, 2019, as contemplated by the Agreement and Plan of Merger, dated as of July 29, 2019, as amended on October 2, 2019, we consummated the merger and related transactions contemplated by the Merger Agreement (collectively, the “Virgin Galactic Business Combination”). For more information on the Virgin Galactic Business Combination and our company after the Virgin Galactic Business Combination, please see our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2019 and our Amended Current Reports on Form 8-K/A filed with the SEC on October 29, 2019 and November 12, 2019, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock, warrants and units are listed on the New York Stock Exchange (“NYSE”) under the symbols “SPCE,” “SPCE.WS” and “SPCE.U,” respectively. On November 15, 2019, the last reported sale price of our common stock on the NYSE was $9.68 per share, on November 15, 2019 the last reported sale price of our warrants was $2.57 per warrant and on November 15, 2019 the last reported sale price of our units was $10.47 per unit.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. To the extent appropriate, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “VGH, Inc.,” “VGH,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Virgin Galactic Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

In this prospectus, we refer to our common stock, warrants to purchase shares of common stock and units, collectively, as “securities.”

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.virgingalactic.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed with the SEC on May 10, 2019; June  30, 2019, filed with the SEC on August 9, 2019 and September  30, 2019, filed with the SEC on November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on March 11, 2019, July  9, 2019 (but only with respect to Item 1.01), September  10, 2019, October 23, 2019, October 29, 2019 and November 15, 2019, respectively;

•	our Amended Current Reports on Form 8-K/A filed with the SEC on July 11, 2019, October 29, 2019 and November 12, 2019, respectively; and

•

the description of our Common Stock contained in the our registration statement on Form 8-A, dated September 11, 2017, filed with the SEC on September 12, 2017 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any

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information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Virgin Galactic Holdings, Inc.

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

(661) 824-6690

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC.

Virgin Galactic Holdings, Inc. was initially formed on May 5, 2017 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. From the time of our formation to the time of the consummation of the Virgin Galactic Business Combination, our name was “Social Capital Hedosophia Holdings Corp.”

On July 9, 2019, we entered into an Agreement and Plan of Merger (as amended on October 2, 2019, the “Merger Agreement”) with Vieco USA, Inc., a Delaware corporation (“Vieco US”), Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (“V10”), Foundation Sub 1, Inc., a Delaware corporation and our direct wholly owned subsidiary (“Merger Sub A”), Foundation Sub 2, Inc., a Delaware corporation and our direct wholly owned subsidiary (“Merger Sub B”), Foundation Sub LLC, a Delaware limited liability company and our direct wholly owned subsidiary (“Merger Sub LLC” and, collectively with Merger Sub A and Merger Sub B, the “Merger Subs”), TSC Vehicle Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Vieco US (“Company A”), Virgin Galactic Vehicle Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Vieco US (“Company B”), and VGH, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Vieco US (“Company LLC” and, collectively with Company A and Company B, the “VG Companies”).

On October 25, 2019, as contemplated by the Merger Agreement and following approval by our shareholders at an extraordinary general meeting held October 23, 2019:

•

we filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which we were domesticated and continue as a Delaware corporation, changing our name from “Social Capital Hedosophia Holdings Corp.” to “Virgin Galactic Holdings, Inc.” (the “Domestication”); and

•

all outstanding shares of common stock or limited liability company interests, as applicable, of each of the VG Companies were cancelled in exchange for the right to receive 130,000,000 shares of our common stock (at a deemed value of $10.00 per share) for an aggregate merger consideration of $1.3 billion (the “Aggregate Merger Consideration”) and (x) Merger Sub A merged with and into Company A, the separate corporate existence of Merger Sub A ceasing and Company A being the surviving corporation and our wholly owned subsidiary, (y) Merger Sub B, merged with and into Company B, the separate corporate existence of Merger Sub B ceasing and Company B being the surviving corporation and our wholly owned subsidiary and (z) Merger Sub LLC merged with and into Company LLC, the separate company existence of Merger Sub LLC ceasing and Company LLC being the surviving company and our wholly owned subsidiary (collectively referred to as the “Mergers” and together with the Domestication, the “Virgin Galactic Business Combination”).

In connection with the consummation of the Virgin Galactic Business Combination:

•	each of our issued and outstanding Class A ordinary shares, par value $0.0001 per share, was converted, on a one-for-one basis, into a share of common stock, par value $0.0001 per share;

•

each of our issued and outstanding Class B ordinary share, par value $0.0001 per share, was converted, on a one-for-one basis, into a share of common stock; provided, however, that with respect to our Class B ordinary shares held by SCH Sponsor Corp. (the “Sponsor”), the Sponsor instead received upon the conversion of the Class B ordinary shares held by it 15,750,000 shares of common stock;

•	each issued and outstanding warrant to purchase one Class A ordinary share converted into a warrant to purchase one share of common stock; and

•

each issued and outstanding unit, which consisted of one Class A ordinary share and one-third of one warrant to purchase Class A ordinary shares, converted into a unit consisting of one share of our common stock and one-third of one warrant to purchase one share of common stock.

Our principal executive offices are located at 166 North Roadrunner Parkway, Suite 1C, Las Cruces, NM 88011, and our telephone number is (661) 824-6690. We maintain a website at www.virgingalactic.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

THE OFFERING

Issuer	Virgin Galactic Holdings, Inc.

Shares of Common Stock Offered	30,999,976 shares of common stock issuable upon exercise of warrants (including warrants included in outstanding units)

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	196,001,038 (as of November 18, 2019)

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	227,001,014 (based on total shares outstanding as of November 18, 2019)

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $356.5 million.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes.

Market for Common Stock, Warrants and Units	Our common stock, warrants and units are listed on the New York Stock Exchange under the symbols “SPCE,” “SPCE WS” and “SPCE.U”.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including any reports we file with the SEC after the date of this prospectus that are incorporated herein by reference, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our common stock, warrants or units could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our common stock, warrants or units. See “Where You Can Find More Information; Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $356.5 million.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized Capitalization

General

The total amount of our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of November 18, 2019, there were 196,001,038 shares of common stock outstanding and 30,999,976 warrants outstanding.

Common Stock

Holders of our common stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we expect to issue all shares of our capital stock in uncertificated form.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by the certificate of incorporation. Our bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Stockholders’ Agreement entered into on October 25, 2019 in connection with the Virgin Galactic Business Combination by the Company, the Sponsor, Vieco US and Chamath Palihapitiya (the “Stockholders’ Agreement”), the bylaws or the certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our common stock is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on VGH, Inc.’s ability to declare and pay dividends.

Other Rights

Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.

Special Meetings of Stockholders

Our certificate of incorporation provides that a special meeting of stockholders may be called by the (a) the chairperson of our board of directors, (b) our board of directors or (c) for so long as we qualify as a “controlled company” under Section 303A of the NYSE Listed Company Manual (a “Controlled Company”), by any holder of record of at least 25% of our issued and outstanding shares, provided that our board of directors approves such request.

Action by Written Consent

Our certificate of incorporation provides that any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Stockholders’ Agreement, for so long as we qualify as a Controlled Company, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, will be signed by the holders of record of not less than a majority of the our and outstanding shares of stock entitled to vote thereon. Pursuant to the Stockholders’ Agreement, Vieco US will first consult and discuss with our board of directors before taking such action by written consent for so long as the earlier to occur of (i) Vieco US no longer has the right to designate two directors to the Board and (ii) Chamath Palihapitiya no longer has the right to designate two directors to the Board (the “Sunset Date”).

Removal of Directors

Pursuant to the Stockholders’ Agreement, Vieco US has the exclusive right to remove one or more of the Vieco US directors from our board of directors, and Mr. Palihapitiya has the exclusive right to remove one or more of Mr. Palihapitiya’s directors from our board of directors. Vieco US and Mr. Palihapitiya have the exclusive right to designate directors for election to our board of directors to fill vacancies created by reason of death, removal or resignation of the Vieco US directors and the directors designated by Mr. Palihapitiya, respectively. Vieco US will not be able to remove independent directors until the expiration of the earlier of the Sunset Date or the expiration of the two-year lock-up period.

Vieco US’s Approval Rights

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be further amended, altered, changed or repealed by a majority vote of our board of directors. However, pursuant to the Stockholders’ Agreement, no amendment to our certificate of incorporation or bylaws may be made without Vieco US’s prior written consent, for so long as Vieco US has the right to designate one director to our board of directors under the Stockholders’ Agreement.

Operational Matters

Vieco US has expansive rights to approval for certain material operational and other matters for us, including:

•

for so long as Vieco US is entitled to designate one director to the Board under the Stockholders’ Agreement, in addition to any vote or consent of the stockholders or the Board as required by law, VGH, Inc. and its subsidiaries must obtain Vieco US’s prior written consent to engage in:

•	any business combination or similar transaction;

•	a liquidation or related transaction; or

•	an issuance of capital stock in excess of 5% of the then issued and outstanding shares of VGH, Inc. or its subsidiaries; and

•

for so long as Vieco US is entitled to designate two directors to our board of directors under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or board of directors as required by law, we must obtain Vieco US’s prior written consent to engage in:

•	a business combination or similar transaction having a fair market value of $10.0 million or more;

•	a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;

•	an acquisition of any business or assets having a fair market value of $10.0 million or more;

•	approval of any non-ordinary course investment having a fair market value of $10.0 million or more;

•	an issuance or sale of any shares of our capital stock, other than an issuance of shares of our capital stock upon the exercise of options to purchase shares of our capital stock;

•	making any dividends or distribution to our stockholders of the Company other than those made in connection with the cessation of services of employees;

•	incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;

•

amendment of the terms of the Stockholders’ Agreement or the Amended and Restated Registration Rights Agreement entered into on October 25, 2019 in connection with the Virgin Galactic Business Combination by the Company, Vieco US, the Sponsor and Chamath Palihapitiya;

•	a liquidation or similar transaction;

•	transactions with any interested stockholder pursuant to Item 404 of Regulation S-K; or

•	increasing or decreasing the size of our board of directors.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our certificate of incorporation, we have opted out of Section 203 of the DGCL.

Pursuant to the Stockholders’ Agreement, until the Sunset Date, our board of directors may not approve any transaction (excluding those involving consideration less than $0.1 million) between an interested stockholder (defined as Vieco US or any affiliate of Vieco US) and us, without the affirmative vote of at least a majority of our directors that are not designees of Vieco US.

Under certain circumstances, this provision would make it more difficult for us to effect various transactions with a person who would be an “interested stockholder” for these purposes. However, this provision would not be likely to discourage any parties interested in entering into a potential transaction with us, other than Vieco US and its affiliates. This provision may encourage Vieco US and Vieco US’s affiliates, to the extent they are interested in entering into certain significant transactions with us, to negotiate in advance with the full board of directors because the board approval requirement would be satisfied by the affirmative vote of at least a majority of our directors that are not designees of Vieco US.

Corporate Opportunity

Under our certificate of incorporation, an explicit waiver regarding corporate opportunities is granted to certain “exempted persons” (including Vieco US and Mr. Palihapitiya and their respective affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who will serve as our directors). Such “exempted persons” will not include us or our officers or employees and such waiver will not apply to any corporate opportunity that is expressly offered to any of our director in his or her capacity as such (in which such opportunity we do not renounce an interest or expectancy). Our certificate of incorporation provides that, to the fullest extent permitted by law, (i) the exempted persons does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the exempted persons, even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and (iii) no exempted person will have any duty to communicate or offer such business opportunity to us and no exempted person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such exempted person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name of, actions against directors, officers and employees for breach of fiduciary duty, any provision of the DGCL, our certificate of incorporation, our bylaws and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, our certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Similarly, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The warrants may be exercised upon the surrender of the certificate evidencing such warrant, or, in the case of a warrant represented by a book-entry, the warrants to be exercised on the records of The Depositary Trust Company (the “Depositary”) to an account of Continental Stock Transfer & Trust Company, as Warrant Agent, at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time on or before the expiration date at the offices of Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrants will be required to be exercised on a cashless basis in the event of a redemption of the warrants pursuant to the warrant agreement governing the warrants in which our Board has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of shares of common stock to be issued to such holder.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Virgin Galactic Holdings, Inc.

EXPERTS

The financial statements of Social Capital Hedosophia Holdings Corp. as of December 31, 2018 and 2017, and for the year ended December 31, 2018 and for the period from May 5, 2017 (inception) through December 31, 2017, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm. Such financial statements are included in reliance upon the report of such firm incorporated by reference herein given upon their authority as experts in accounting and auditing.

The combined financial statements of the Virgin Galactic Business as of and for the years ended December 31, 2018 and 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm. Such financial statements are included in reliance upon the report of such firm incorporated by reference herein given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$46,274
The New York Stock Exchange supplemental listing fee	$116,250
Legal fees and expenses	$30,000
Accounting fees and expenses	$25,000
Miscellaneous	$10,000

Total	$227,524

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.	Exhibits

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of July 9, 2019, by and among the Registrant, Vieco 10 Limited, Foundation Sub 1, Inc., Foundation Sub 2, Inc., Foundation Sub LLC, TSC Vehicle Holdings, Inc., Virgin Galactic Vehicle Holdings, Inc. and Virgin Galactic Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed October 29, 2019)

2.1(a)+	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 2, 2019, by and among the Registrant, Foundation Sub 1, Inc., Foundation Sub 2, Inc., Foundation Sub LLC, Vieco 10 Limited, Vieco USA, Inc., TSC Vehicle Holdings, Inc., Virgin Galactic Vehicle Holdings, Inc. and Virgin Galactic Holdings, LLC (incorporated by reference to Exhibit 2.1(a) to the Registration Statement on Form S-4 (File No. 333-233098) filed October 3, 2019)

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 29, 2019)

3.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed October 29, 2019)

4.1	Specimen Unit Certificate of the Registrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-4 (File No. 333-233098) filed October 3, 2019)

4.2	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed October 29, 2019)

4.3	Warrant Agreement, dated September 13, 2017, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed on September 18, 2017)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of Marcum LLP

24.1	Powers of Attorney (incorporated by reference to the signature page hereto)

+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 18th day of November, 2019.

VIRGIN GALACTIC HOLDINGS, INC.

By:	/s/ George Whitesides
George Whitesides
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Whitesides and Jon Campagna, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ George Whitesides George Whitesides	Chief Executive Officer and President (Principal Executive Officer) and Director	November 18, 2019

/s/ Jon Campagna Jon Campagna	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2019

/s/ Chamath Palihapitiya Chamath Palihapitiya	Director	November 18, 2019

/s/ Wanda Austin Wanda Austin	Director	November 18, 2019

/s/ Adam Bain Adam Bain	Director	November 18, 2019

/s/ Craig Kreeger Craig Kreeger	Director	November 18, 2019

/s/ Evan Lovell Evan Lovell	Director	November 18, 2019

/s/ George Mattson George Mattson	Director	November 18, 2019

/s/ James Ryans James Ryans	Director	November 18, 2019